Fate Therapeutics Announces Expansion of Solid Tumor Collaboration with ONO Pharmaceutical for Off-the-Shelf, iPSC-derived CAR NK and CAR T-Cell Cancer Immunotherapies

ONO to Contribute Novel Binding Domains for a Second Solid Tumor Antigen to the Collaboration

Expanded Partnership Enables Development of both CAR NK and CAR T-cell Collaboration Candidates for Solid Tumors

San Diego, CA – June 28, 2022 – Fate Therapeutics, Inc. (NASDAQ: FATE), a clinical-stage biopharmaceutical company dedicated to the development of programmed cellular immunotherapies for patients with cancer, today announced that it has expanded its off-the-shelf, iPSC-derived, cell-based cancer immunotherapy collaboration with ONO Pharmaceutical Co., Ltd. (ONO) to include the development of chimeric antigen receptor (CAR) NK cell collaboration candidates. In addition, as part of the collaboration’s expansion, ONO will contribute novel binding domains targeting a second solid tumor antigen. Under the original Collaboration and Option Agreement entered into between Fate and ONO in September 2018, ONO has contributed novel binding domains targeting an initial solid tumor antigen, and Fate is currently conducting preclinical development of a multiplexed-engineered, iPSC-derived CAR T-cell product candidate for solid tumors.

“Our collaboration with ONO has focused on driving innovation in the field of cell therapy for solid tumors, and we are excited by the preclinical data we have observed with our first iPSC-derived CAR T-cell product candidate,” said Scott Wolchko, President and Chief Executive Officer of Fate Therapeutics. “We are impressed with the differentiated antigen binders that ONO has contributed to the partnership, and we are pleased to expand our collaboration to initiate preclinical development of collaboration products targeting a second solid tumor antigen.”

Under the terms of the amended Collaboration and Option Agreement, Fate will advance iPSC-derived CAR NK and CAR T-cell product candidates to a pre-defined preclinical milestone, at which point ONO has an option to assume responsibility for worldwide development and commercialization with Fate retaining the right to jointly develop and commercialize in the United States and Europe. Fate retains all rights of manufacture of collaboration products on a global basis.

“The first multiplexed-engineered, iPSC-derived CAR T-cell product candidate under our collaboration with Fate Therapeutics incorporates multiple mechanisms of action designed to specifically address solid tumors and is successfully advancing toward clinical development,” said Toichi Takino, Senior Executive Officer / Executive Director, Discovery & Research of ONO. “Based on the collaboration progress and Fate’s proven ability to develop innovative product candidates, we are excited to expand our collaboration to include a second solid tumor target and to continue our work with Fate in developing first-in-class, off-the-shelf CAR NK and CAR T-cell therapies for cancer patients.”

Fate will continue to receive committed research funding from ONO during the preclinical option period, and is eligible to receive a preclinical option exercise fee as well as clinical, regulatory and commercialization milestone payments from ONO in connection with the development and commercialization of each product candidate. In addition, Fate is eligible to receive tiered royalties on net sales by ONO of each product candidate in the ONO territory.

About Fate Therapeutics’ iPSC Product Platform

The Company’s proprietary induced pluripotent stem cell (iPSC) product platform enables mass production of off-the-shelf, engineered, homogeneous cell products that are designed to be administered with multiple doses to deliver more effective pharmacologic activity, including in combination with other cancer treatments. Human iPSCs possess the unique dual properties of unlimited self-renewal and differentiation potential into all cell types of the body. The Company’s first-of-kind approach involves engineering human iPSCs in a one-time genetic modification event and selecting a single engineered iPSC for maintenance as a clonal master iPSC line. Analogous to master cell lines used to manufacture biopharmaceutical drug products such as monoclonal antibodies, clonal master iPSC lines are a renewable source for manufacturing cell therapy products which are well-defined and uniform in composition, can be mass produced at significant scale in a cost-effective manner, and can be delivered off-the-shelf for patient treatment. As a result, the Company’s platform is uniquely designed to overcome numerous limitations associated with the production of cell therapies using patient- or donor-sourced cells, which is logistically complex and expensive and is subject to batch-to-batch and cell-to-cell variability that can affect clinical safety and efficacy. Fate Therapeutics’ iPSC product platform is supported by an intellectual property portfolio of over 350 issued patents and 150 pending patent applications.

About Fate Therapeutics, Inc.

Fate Therapeutics is a clinical-stage biopharmaceutical company dedicated to the development of first-in-class cellular immunotherapies for patients with cancer. The Company has established a leadership position in the clinical development and manufacture of universal, off-the-shelf cell products using its proprietary induced pluripotent stem cell (iPSC) product platform. The Company’s immuno-oncology pipeline includes off-the-shelf, iPSC-derived natural killer (NK) cell and T-cell product candidates, which are designed to synergize with well-established cancer therapies, including immune checkpoint inhibitors and monoclonal antibodies, and to target tumor-associated antigens using chimeric antigen receptors (CARs). Fate Therapeutics is headquartered in San Diego, CA. For more information, please visit www.fatetherapeutics.com.

Fate Therapeutics Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the impact, timing, conduct and the potential benefits of the collaboration, including expected funding and payments to be received by Fate Therapeutics under the collaboration, as well as the capabilities, expertise and responsibilities of each of Fate Therapeutics and ONO Pharmaceutical. These and any other forward-looking statements in this release are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with: the success, cost and timing of product development activities under the collaboration; the ability of Fate Therapeutics and ONO Pharmaceutical to obtain regulatory approval for and to commercialize any product candidates developed under the collaboration; regulatory requirements and regulatory developments; the success of competing treatments and technologies; the risk of cessation or delay of any development activities under the collaboration for a variety of reasons; any adverse effects or events, or other negative results, that may be observed in preclinical or clinical development of any product candidates developed through the collaboration; and the risk that funding and payments received by Fate Therapeutics under the collaboration may be less than expected. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Fate Therapeutics’ actual results to differ from those contained in the forward-looking statements, see the risks and uncertainties detailed in Fate Therapeutics’ periodic filings with the Securities and Exchange Commission, including but not limited to Fate Therapeutics’ most recently filed periodic report, and from time to time in Fate Therapeutics’ press releases and other investor communications. Fate Therapeutics is providing the information in this release as of this date and, except as required by law, does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Contact:
Christina Tartaglia
Stern Investor Relations, Inc.
212.362.1200

christina@sternir.com